Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Second Amendment") is entered into as of this 21 day of March 2012, by and between Ormat Technologies, Inc., a Delaware corporation (the "Employer"), and Yehudit Bronicki (the "Employee").

WHEREAS, the parties hereto previously entered into an employment agreement dated as of July 1, 2004, which agreement was amended in March 2008, (the "Employment Agreement"); and

WHEREAS, the Employer and the Employee are interested in further modifying the Agreement to extend its term for an additional two (2) years, all in accordance with the terms and conditions of this Second Amendment;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.           Renewal.  The parties hereby agree to extend the Agreement for a renewal term of two (2) years until June 30, 2014.

2.           Continued Validity.   Except as specifically modified by this Second Amendment, the terms and conditions of the Agreement, as amended, shall remain in full force and effect and shall continue to govern the business relationship between the parties.  In the event of any inconsistency between the terms of this Second Amendment and the terms of the Agreement, as amended, the terms of this Second Amendment shall control.

3.           Entire Agreement.  This Second Amendment and the Agreement, as amended, constitute the entire agreement and understanding between the parties respective the employment of the Employee with the Employer.  Any modifications to this Second Amendment or the Agreement must be in writing and signed by both parties

4.           Governing Law.   This Second Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, will be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

5.           Counterparts.   This Second Amendment may be executed n several counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute one and the same original.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment.

Ormat Technologies, Inc.	Yehudit Bronicki

/s/ Lucien Y. Bronicki	/s/Yehudit Bronicki
Name: Lucien Y. Bronicki
Title: Chairman and CTO